Exhibit 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

Cheniere Issues Notice to Proceed (“NTP”) for Construction of First Two

Liquefaction Trains

•	Bechtel to begin full construction on first two liquefaction trains

•	LNG exports expected to commence as early as 2015

Houston, Texas – August 9, 2012 – Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE MKT: CQP) announced today that it has completed all milestones and has issued a full notice to proceed to Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) to construct the first two liquefaction trains of the Sabine Pass liquefaction project (the “Liquefaction Project”). The first liquefaction train is expected to start operations as early as 2015, with the second liquefaction train expected to commence operations six to nine months thereafter.

“The Sabine Pass LNG terminal will become the first facility in the contiguous U.S. capable of exporting natural gas as LNG. Two years after announcing our plans to develop the liquefaction facility, we will begin construction. In those two years, we were able to finalize long-term commercial arrangements with four global LNG buyers for over 2 Bcf/d for 20 years, negotiate a construction agreement for the first 1 Bcf/d on a lump sum basis, and most importantly work with governmental agencies at the federal, state and local level to receive all necessary permits to begin construction on a new facility with no precedent in the Lower 48. It is a testament to the flexibility of the U.S. markets and institutions that a small company like ours was able to accomplish so much in a short time,” said Charif Souki, Chairman and CEO.

Mr. Souki continued, “We are grateful to the state of Louisiana and its elected leaders—including Governor Jindal and his Cabinet, the entire Congressional delegation, state legislators, and local officials in Cameron Parish for their support in the development of our Liquefaction Project and welcoming Cheniere to Louisiana, and the Louisiana Teachers Retirement System, for being an investor in the project.”

David Foley, Senior Managing Director of Blackstone and CEO of Blackstone Energy Partners, said, “We are pleased to provide the growth capital to fund the construction of the first LNG export facility in the continental United States, creating thousands of jobs for American workers and providing significant benefits to the U.S. economy. We look forward to being a value-added, long term partner to Cheniere’s outstanding management team as we work together to bring this facility online in a safe, efficient and timely manner.”

Total project costs of approximately $5.6 billion will be funded with approximately $2.0 billion of equity and approximately $3.6 billion of debt. The aggregate $2.0 billion equity investment initially represents approximately 100.0 million Class B Units for affiliates of Blackstone Capital Partners VI L.P. (“Blackstone”) and 33.3 million Class B Units for Cheniere Energy, Inc. (“CEI”). Blackstone has made its initial investment and purchased $500 million of Cheniere Partners Class B Units. Blackstone will purchase additional Class B Units up to an investment of $1.5 billion as funds are needed for the Liquefaction Project. As previously announced, CEI has completed its purchase of $500 million of Class B Units. Sabine Pass Liquefaction, LLC, has also received an initial advance of $100 million on its previously announced credit facility.

The Board of Directors of the general partner of Cheniere Partners will be comprised of eleven directors, including four directors appointed by CEI, three directors appointed by Blackstone, and four independent directors.

Additional Information

Cheniere Partners owns 100 percent of the Sabine Pass LNG terminal located on the Sabine Pass Channel in western Cameron Parish, Louisiana. The Sabine Pass LNG terminal has regasification and send-out capacity of 4.0 billion cubic feet per day (Bcf/d) and storage capacity of 16.9 billion cubic feet equivalent (Bcfe). Cheniere Partners is developing a project to add liquefaction and export capabilities adjacent to the existing infrastructure at the Sabine Pass LNG terminal. As currently contemplated, the Liquefaction Project is being designed and permitted for up to four modular LNG trains, each with a nominal capacity of approximately 4.5 mtpa. The Liquefaction Project is expected to be constructed with each LNG train commencing operations approximately six to nine months after the previous train. In November 2011, Sabine Pass Liquefaction, LLC (“Sabine Liquefaction”) entered into a lump sum turnkey contract for the engineering, procurement and construction of the first two trains of the project with Bechtel Oil, Gas and Chemicals, Inc. Sabine Liquefaction has also entered into four long-term customer sale and purchase agreements (“SPAs”) for a total of 16.0 mtpa of LNG volumes, which represents approximately 89 percent of the nominal LNG volumes. The customers include BG Gulf Coast LNG, LLC (“BG”) for 5.5 mtpa, Gas Natural Fenosa for 3.5 mtpa, KOGAS for 3.5 mtpa and GAIL (India) Ltd. for 3.5 mtpa. In addition, Sabine Liquefaction has entered into a SPA with Cheniere Marketing, LLC for up to approximately 2.0 mtpa of LNG that is produced but not already committed to third parties. The BG and Cheniere Marketing SPAs commence with the start of LNG train one operations and the Gas Natural Fenosa SPA commences with the start of train two operations. The KOGAS SPA commences with the start of train three operations and the GAIL (India) Ltd. SPA commences with the start of train four operations. Cheniere Partners issued a notice to proceed to Bechtel to commence construction for the first two trains in August 2012. Commencement of construction for the third and fourth trains is subject, but not limited, to entering into an EPC contract, obtaining financing and Cheniere Partners making a final investment decision. Cheniere Partners has placed documentation pertaining to the Liquefaction Project, including the applications and supporting studies, on its website located at http://www.cheniereenergypartners.com.

Target Date
Milestone	Trains 1&2	Trains 3&4
— DOE export authorization	Complete	Complete
— Definitive commercial agreements	Completed 7.7 mtpa	Completed 8.3 mtpa
— BG Gulf Coast LNG, LLC	4.2 mtpa	1.3 mtpa
— Gas Natural Fenosa	3.5 mtpa
— KOGAS		3.5 mtpa
— GAIL (India) Ltd.		3.5 mtpa
— EPC contract	Complete	4Q12
— Financing commitments		1Q13
— Equity	Complete
— Debt	Complete
— FERC authorization	Complete	Complete
— Certificate to commence construction	Complete	2013
— Issue NTP to Bechtel	Complete	2013
— Commence operations	2015/2016	2017/2018

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business and (iii) statements regarding the business operations and prospects of third parties. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

CONTACTS:

Investors: Christina Burke: 713-375-5104, Nancy Bui: 713-375-5280

Media: Diane Haggard: 713-375-5259